Exhibit 32.1

Certification of CEO and CFO

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Real Estate Associates Limited IV (the "Partnership"), for the fiscal year ended December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Brian Flaherty, as the equivalent of the chief executive officer of the Partnership, and Joseph Dryden, as the equivalent of the chief financial officer of the Partnership, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Brian Flaherty
Name:Brian Flaherty
Date:March 15, 2021

/s/ Joseph Dryden
Name:Joseph Dryden
Date:March 15, 2021

This certification is furnished with this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.